UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 9, 2006

RANCHER ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

1050 17th Street, Suite 1700
Denver, Colorado 80202
(Address of principal executive offices and Zip Code)

(303) 629-1122
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 9, 2006, Rancher Energy Corp. (the “Company”) entered into a loan agreement (the “$500K Loan Agreement”) with Venture Capital First LLC of Vancouver, British Columbia (“Venture Capital”) to borrow from Venture Capital the principal amount of U.S.$ 500,000 (the “$500K Loan”) for working capital purposes to be repaid in full plus six percent (6%) interest on the principal amount on or before December 9, 2006. The $500K Loan Agreement provides that Venture Capital has the option to convert all or a portion of the $500K Loan into shares of common stock of the Company, either (i) at a price per share equal to the closing price of the Company’s shares on the OTC Bulletin Board on the day preceding notice from Venture Capital of its intent to convert all or a portion of the $500K Loan into shares of the Company, or (ii) in the event the Company is offering shares or units to the general public, at the price such shares or units are then being offered to the general public.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

As set forth in Item 1.01, the Company became obligated on the $500K Loan. In addition to the terms of the Loan described above, the note evidencing the Loan provides that repayment of the obligation may be accelerated upon:

        (1) any change of control of the Company (“control” being defined as ownership of or control of direction over, directly or indirectly, 50% or more of the outstanding voting securities of the Company); or

        (2) the occurrence of an Event of Default which is defined to mean:

(a)
if the Company becomes insolvent or makes a general assignment for the benefit of its creditors, or if any order is made or an effective resolution is passed for the winding-up, merger or amalgamation of the Company or if the Company is declared bankrupt or if a custodian or receiver be appointed for the Company under the applicable bankruptcy or insolvency legislation, or if a compromise or arrangement is proposed by the Company or its creditors or any class of its creditors, or if a receiver or other officer with like powers is appointed for the Company; or

(b)
if the Company defaults in observing or performing any other covenant agreement the Loan on its part to be observed or performed and such default has continued for a period of seven (7) days after notice in writing has been given by the Venture Capital to the Company specifying the default.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits

Exhibit No.	Description

10.7	Loan Agreement dated June 9, 2006 between Venture Capital First LLC and Rancher Energy Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHER ENERGY CORP.

Dated this 20th day of June, 2006.	By:	/s/ John Works
John Works
President, Principal Executive Officer, Principal Financial Officer